UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2022

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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Nevada	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281

(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CXDO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2022, Crexendo, Inc. (the “Company”) adopted an Executive Bonus Plan (the “Bonus Plan”), which provides for potential annual cash bonus awards to Company executives and other non-executive officers and employees.  Under the Bonus Plan, the Compensation Committee of the Board of Directors of the Company (the “Board”) has established bonus pools for fiscal 2022 for categories of executive and non-executive officers and employees.  Participants will be eligible to receive bonus awards for fiscal 2022 based upon annual performance targets established by the Compensation Committee relating to one or more of annual revenue, Adjusted EBITDA, cash balance and Company stock price measured at the end of the Company’s fiscal year.  The Compensation Committee may weight the performance targets for each category of participants in its discretion.  Awards will be paid on a tiered scale based upon actual performance as a percentage of the performance targets with a floor and cap.  Payments for criteria met or exceeded are payable, whether or not all criteria are met, consistent with the weighted amounts for each criteria within the bonus pools.

For fiscal 2022, the bonus pool for the group of executives including Doug Gaylor, the Company’s Chief Operating Officer and President, Ron Vincent, the Company’s Chief Financial Officer, and Jon Brinton, the Company’s Chief Revenue Officer, is $320,000. The executives share equally in bonus payments from the executive bonus pool based upon achievement of performance targets relating to annual revenue, Adjusted EBITDA, cash balance and Company stock price measured at the end of the Company’s fiscal year.  Bonus awards for executives will be weighted 30% on annual revenue, 30% on Adjusted EBITDA, 20% on cash balance, and 20% on Company stock price. No bonus will be awarded to executives for any criteria for which actual performance is less than 90% of target. At 90% or greater actual performance relative to the target, 50% of the weighted bonus amount apportioned for that target is payable. From 90% to 100% actual performance relative to the target, the remaining 50% of the weighted bonus amount is awarded pro rata with the percentage of actual performance exceeding 90% of target (i.e., each 1% excess over 90% of target equals 5% of the weighted bonus amount payable). For individuals included in the executive bonus pool only, if actual performance reaches 110% of target or greater for any criteria, then an additional 10% of the amount allocated to that criteria will be payable as an additional bonus.

The foregoing description of the Bonus Plan is provided pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K, which requires a written description of a compensatory plan, contract, or arrangement when there is no formal document.

Forward Looking Statements

This Current Report on Form 8-K includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crexendo, Inc.

Dated: September 2, 2022	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer

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